Joe's Jeans Reports 2009 First Quarter Results

LOS ANGELES, CA -- (Marketwire - April 30, 2009) - Joe's Jeans Inc. (the "Company") (NASDAQ: JOEZ) today announced financial results for the first quarter ended February 28, 2009. Highlights were:

--  First quarter net sales of $16.5 million, an 8 percent increase over the prior year comparative period.

--  Net income of $800,000 compared to net income of $321,000 in the prior year comparative period, translating into earnings per share of $0.01 on a fully diluted basis.

--  Gross margins of 50 percent compared to 45 percent for the first quarter of fiscal 2008, a 5 percentage point improvement.

For the first quarter, overall net sales were $16.5 million compared to overall net sales of $15.2 million from the prior year comparative period, an 8 percent increase. Gross profit for the first quarter of fiscal 2009 was $8.3 million compared to $6.8 million, a 22 percent increase. This translated into a 149 percent increase in net income for the first quarter from $321,000 in the first quarter of fiscal 2008 to $800,000 for the first quarter of fiscal 2009.

Marc Crossman, President and Chief Executive Officer, commented, "We are pleased to be reporting better than expected sales growth and strong margin improvement for our first fiscal quarter, coming in at the high end of our previously announced guidance for net sales. Given the current economic and retail environment, we are pleased with our results for the first quarter."

Crossman continued, "As we move through the remainder of 2009 and beyond, we plan to build on the success of the past year by continuing to expand our men's presence, open new distribution channels internationally to capture sales opportunities abroad, and focus on the operation of our retail stores. We are also actively looking for licensees for our brand to expand into other product categories. Accordingly, despite the current economic environment, we believe we are in a good position to grow our business and capture additional market share."

For the first quarter of fiscal 2009, gross margins were 50 percent compared to 45 percent for the prior year period, a five percentage point increase. SG&A expenses during the first quarter of fiscal 2009 were $7.1 million compared to $6.1 million in the first quarter of fiscal 2008, a sixteen percent increase, primarily due to expenses associated with an increase in professional fees and expenses associated with our four retail stores we opened during the fourth quarter.

To access the live call, please dial (800) 901-5231 (U.S.) or (617) 786-2961 (International). The conference ID number and participant passcode is 80085541 and is titled the "Q1 2009 Joe's Jeans Inc. Earnings Conference Call." The information provided on the teleconference is only accurate at the time of the conference call, and the Company will take no responsibility for providing updated information. A telephone replay of the conference call will be available beginning at 7:30 PM Eastern Time on April 30, 2009 until 11:59 PM Eastern Time on May 7, 2009 by dialing (888) 286-8010 (U.S.) or (617) 801-6888 (International) and using the conference passcode 19009049. In addition, the conference call will be archived for two weeks on the Company's website at www.joesjeans.com.

                    JOE'S JEANS INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (in thousands, except per share data)

                                                    Three months ended
                                                --------------------------
                                                February 28,  February 29,
                                                    2009          2008
                                                ------------  ------------
                                                        (unaudited)
Net sales                                       $     16,482  $     15,210
Cost of goods sold                                     8,216         8,422
                                                ------------  ------------
   Gross profit                                        8,266         6,788
                                                ------------  ------------

Operating expenses
   Selling, general and administrative                 7,085         6,126
   Depreciation and amortization                         135            87
                                                ------------  ------------
                                                       7,220         6,213
                                                ------------  ------------
Operating income                                       1,046           575
   Interest expense                                     (106)         (192)
                                                ------------  ------------
Income before provision for taxes                        940           383
   Income taxes                                          140            62
                                                ------------  ------------
Net income                                      $        800  $        321
                                                ============  ============

Earnings per common share - basic               $       0.01  $       0.01
                                                ============  ============

Earnings per common share - diluted             $       0.01  $       0.01
                                                ============  ============

Weighted average shares outstanding
   Basic                                              59,724        59,261
   Diluted                                            59,724        59,558

About Joe's Jeans Inc.

Joe's Jeans Inc. designs, produces and sells apparel and apparel-related products to the retail and premium markets under the Joe's® brand and related trademarks. More information is available at the company website at www.joesjeans.com.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The matters discussed in this news release involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this news release that are not purely historical facts are forward-looking statements, including statements containing the words "intend," "believe," "estimate," "project," "expect" or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the Company's financial performance or strategies; the highly competitive nature of the Company's business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the Company's ability to respond to the business environment and fashion trends; continued acceptance of the Joe's® brand in the marketplace; successful implementation of any growth or strategic plans; effective inventory management; the Company's ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of its operations, which access may be adversely impacted by a number of factors, including the reduced availability of credit generally and the substantial tightening of the credit markets, including lending by financial institutions, who are sources of credit for the Company, the recent increase in the cost of capital, the level of the Company's cash flows, which will be impacted by the level of consumer spending and retailer and consumer acceptance of its products; the ability to generate positive cash flow from operations; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; the risk that acts or omissions by the company's third party vendors could have a negative impact on the company's reputation; a possible oversupply of denim in the marketplace; and other risks. The Company discusses certain of these factors more fully in its additional filings with the SEC, including its last annual report on Form 10-K filed with the SEC, and this release should be read in conjunction with that annual report on Form 10-K, together with all of the Company's other filings, including current reports on Form 8-K, made with the SEC through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update these statements to reflect events or circumstances after the date on which such statement is made. Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:
Joe's Jeans Inc.
Hamish Sandhu
323-837-3700 x 304